Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of (i) our report dated March 26, 2008 with respect to the consolidated financial statements of KBS Real Estate Investment Trust, Inc. as of and for the year ended December 31, 2007; (ii) our report dated March 27, 2007 with respect to the consolidated financial statements of KBS Real Estate Investment Trust, Inc. as of and for the year ended December 31, 2006; (iii) our report dated October 14, 2005 with respect to the consolidated balance sheet of KBS Real Estate Investment Trust, Inc. at September 30, 2005; (iv) our report dated May 1, 2006 with respect to the statement of revenues over certain operating expenses of the Sabal Pavilion Building for the year ended December 31, 2005; (v) our report dated September 29, 2006 with respect to the statement of revenues over certain operating expenses of the Plaza in Clayton for the year ended December 31, 2005; (vi) our report dated December 12, 2006 with respect to the statement of revenues over certain operating expenses of the Southpark Commerce Center II Buildings for the year ended December 31, 2005; (vii) our report dated December 15, 2006 with respect to the statement of revenues over certain operating expenses of the 825 University Avenue Building for the year ended December 31, 2005; (viii) our report dated December 22, 2006 with respect to the statement of revenues over certain operating expenses of the Midland Industrial Portfolio for the year ended December 31, 2005; (ix) our report dated December 22, 2006 with respect to the statement of revenues over certain operating expenses of the Crescent Green Buildings for the year ended December 31, 2005; (x) our report dated March 26, 2007 with respect to the statement of revenues over certain operating expenses of 625 Second Street Building for the year ended December 31, 2006; (xi) our report dated March 26, 2007 with respect to the statement of revenues over certain operating expenses of the Sabal VI Building for the year ended December 31, 2006; (xii) our report dated March 29, 2007 with respect to the statement of revenues over certain operating expenses of The Offices at Kensington for the year ended December 31, 2006; (xiii) our report dated June 22, 2007 with respect to the statement of revenues over certain operating expenses of Royal Ridge Building for the year ended December 31, 2006; (xiv) our report dated June 15, 2007 with respect to the statement of revenues over certain operating expenses of 9815 Goethe Road Building for the year ended December 31, 2006; (xv) our report dated June 22, 2007 with respect to the statement of revenues over certain operating expenses of Bridgeway Technology Center for the year ended December 31, 2006; (xvi) our report dated June 27, 2007 with respect to the combined statement of revenues over certain operating expenses of Opus National Industrial Portfolio for the year ended December 31, 2006; (xvii) our report dated September 14, 2007 with respect to the statement of revenues over certain operating expenses of Plano Corporate Center I and II for the year ended December 31, 2006; (xviii) our report dated September 18, 2007 with respect to the statement of revenues over certain operating expenses of ADP Plaza for the year ended December 31, 2006; (xix) our report dated September 21, 2007 with respect to the statement of revenues over certain operating expenses of 2200 West Loop South Building for the year ended December 31, 2006; (xx) our report dated September 21, 2007 with respect to the combined statement of revenues over certain operating expenses of the National Industrial Portfolio for the year ended December 31, 2006; (xxi) our report dated September 21, 2007 with respect to the statement of revenues over certain operating expenses of Patrick Henry Corporate Center for the year ended December 31, 2006; (xxii) our report dated September 28, 2007 with respect to the combined statement of revenues over certain operating expenses of Woodfield Preserve Office Center for the year ended December 31, 2006; (xxiii) our report dated December 14, 2007 with respect to the combined statement of revenues over certain operating expenses of the Nashville Flex Portfolio for the year ended December 31, 2006; (xxiv) our report dated December 14, 2007 with respect to the statement of revenues over certain operating expenses of the South Towne Corporate Center I and II for the year ended December 31, 2006; and (xxv) our report dated December 14, 2007 with respect to the statement of revenues over certain operating expenses of Rivertech I & II for the year ended December 31, 2006, all included in Post-Effective Amendment No. 13 to the Registration Statement (Form S-11 No. 333-126087) and related Prospectus of KBS Real Estate Investment Trust, Inc. for the registration of 280,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Irvine, California

June 20, 2008